SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 3, 2004


                            LOGISTICAL SUPPORT, INC.
               (Exact name of Registrant as Specified in Charter)

               (formerly known as Bikini Team International, Inc.)

              Utah                     000-50222               41-2029935
 (State or Other Jurisdiction of  (Commission File No.)      (IRS Employee
 Incorporation or Organization)                            Identification No.)

                              19734 Dearborn Street
                          Chatsworth, California 91311
                    (Address of Principal Executive Offices)

                                  818-885-0300
                  (Issuer Telephone Number Including Area Code)

      This Form 8-K and other reports filed by Logistical Support, Inc. (the "Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

                                TABLE OF CONTENTS

         Item     1.01     ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

         Item     1.02     TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

         Item     9        FINANCIAL STATEMENTS AND EXHIBITS

Item 1.01         Entry Into Definitive Material Agreement

      On October 15, 2004, the Registrant entered into a General Release and Settlement Agreement (the "Settlement Agreement") with certain shareholders, noteholders and consultants to the Registrant (the "Shareholders"). A copy of the Settlement Agreement is attached as an Exhibit to this Current Report.

      The Settlement Agreement resolves disputes between the Registrant and the Shareholders with respect to certain agreements and securities of the Registrant including certain consulting agreements, a promissory note, a certain securities purchase agreement, certain warrant agreements and various other contractual relationships between the Registrant and one or more of the Shareholders.

      The Settlement Agreement provides, among other things, for the termination of certain existing agreements and obligations between the Registrant on the one hand, and one or more of the Shareholders, on the other hand. Each of the Registrant on the one hand, and each Shareholder on the other hand, has also provided a general release of claims in favor of the other as part of the terms of the Settlement Agreement.

         The Settlement Agreement requires that the following actions be taken by the Company and the Shareholders on or prior to October 31, 2004 as a condition to the effectiveness of the Settlement Agreement: (i) an aggregate of 5,200,000 shares of the Registrant's common stock held by the Shareholders shall be canceled; (ii) 6,000,000 shares of the Registrant's common stock held by the Shareholders shall be transferred and sold to certain identified transferees in a private sale transaction under Regulation S of the Securities Act of 1933, as amended, which transferees will be subject to certain statutory restrictions on resale in the United States including no ability to resell in the United States for one year; (iii) the Shareholders shall deposit $450,000 in an escrow account for the benefit of the Registrant; and (iv) the Shareholders shall deposit the original share certificates for the 5,200,000 canceled shares into an escrow for the benefit of the Registrant, with each such certificate duly endorsed. Upon the receipt of the cash and the endorsed canceled stock certificates, the Registrant will release the 6,000,000 shares to be transferred and sold by the Shareholders.

      The terms of the Settlement Agreement set out above in clauses (i) through
(iv) inclusive were effected and made final as of November 3, 2004.

Item 1.02         Termination of Material Definitive Agreement

      Upon the effectiveness of the Settlement Agreement described above, certain agreements and securities of the Registrant including a certain consulting agreement with GCH Capital Ltd., a promissory note in the amount of $300,000 in favor of GCH Capital Ltd., a certain stock purchase agreement with the Shareholders other than GCH Capital Ltd., certain warrant agreements with each of the Shareholders to purchase up to an aggregate of 11,363,637 shares of the Registrant's common stock and various other contractual relationships between the Registrant and one or more of the Shareholders shall each be deemed void and of no force or effect. A detailed list of such agreements is set forth as Exhibit B to the Settlement Agreement, which is filed as an Exhibit to this Current Report. The Registrant believes that the termination of these agreements will have no adverse effect on Registrant's operations. The foregoing agreements were deemed void and of no force or effect as of November 3, 2004.

Item 9.          Financial Statements and Exhibits


         (a) Financial Statements of Businesses Acquired.

             Not applicable.

         (b) Pro Forma Financial Information

             Not applicable.

         (c) Exhibits.



         Exhibit No.                Description

         10.1. General Release and Settlement Agreement dated October 15, 2004.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Logistical Support, Inc.

By:  /s/ Bruce Littell
     -----------------------
     Bruce Littell
     Chief Executive Officer

Dated: November 8, 2004